Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(883,466)
Unrealized Gain (Loss) on Market Value of Futures	4,890,966
Dividend Income	14,959
Interest Income	85,698
ETF Transaction Fees	350
Total Income (Loss)	$4,108,507

Expenses
General Partner Management Fees	$25,767
Professional Fees	12,698
Brokerage Commissions	577
Non-interested Directors' Fees and Expenses	608
Prepaid Insurance Expense	480
NYMEX License Fee	644
Total Expenses	$40,774
Net Income (Loss)	$4,067,733

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/19	$51,457,454
Withdrawals (50,000 Shares)	(1,018,789)
Net Income (Loss)	4,067,733

Net Asset Value End of Month	$54,506,398
Net Asset Value Per Share (2,500,000 Shares)	$21.80

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596